                                                                     Exhibit 4.2

                             AMENDED AND RESTATED


                            STOCKHOLDERS AGREEMENT


                                 BY AND AMONG


                                 TELLIUM, INC.


                                      AND


                     CERTAIN STOCKHOLDERS OF TELLIUM, INC.


                        DATED AS OF SEPTEMBER 19, 2000

ARTICLE I.........................................................................................................1
   1.1. Affiliate.................................................................................................1
        ---------
   1.2. Common Stock..............................................................................................2
        ------------
   1.3. Exchange Act..............................................................................................2
        ------------
   1.4. Fully-Diluted Common Stock................................................................................2
        --------------------------
   1.5. Holders...................................................................................................2
        -------
   1.6. Liquidation Event.........................................................................................2
        -----------------
   1.7. Permitted Transfer........................................................................................2
        ------------------
   1.8. Preferred Stock...........................................................................................3
        ---------------
   1.9. Qualified IPO.............................................................................................3
        -------------
   1.10. Registrable Securities...................................................................................3
         ----------------------
   1.11. Related Party............................................................................................3
         -------------
   1.12. Securities Act...........................................................................................4
         --------------
   1.13. Shares...................................................................................................4
         ------
   1.14. TWCP Investors...........................................................................................4
         --------------
   1.15. Warrants.................................................................................................4
         --------
ARTICLE II........................................................................................................5
ARTICLE III.......................................................................................................5
   3.1. General...................................................................................................5
        -------
   3.2. Notice....................................................................................................5
        ------
   3.3. Right of First Offer......................................................................................6
        --------------------
   3.4. Tag-Along Right...........................................................................................7
        ---------------
   3.5. Closing...................................................................................................8
        -------
   3.6. Qualified Transfer........................................................................................8
        ------------------
   3.7. Company Effecting Transfers...............................................................................9
        ---------------------------
   3.8. Termination of Right of First Offer and Tag-Along Right...................................................9
        -------------------------------------------------------
ARTICLE IV........................................................................................................9
   4.1. Drag-Along Right..........................................................................................9
        ----------------
   4.2. Closing...................................................................................................9
        -------
   4.3. Termination of Drag-Along Right..........................................................................10
        -------------------------------
ARTICLE V........................................................................................................10
   5.1. General..................................................................................................10
        -------
   5.2. Qualified Offeree........................................................................................10
        -----------------
   5.3. Exemptions...............................................................................................10
        ----------
   5.4. Termination of Rights....................................................................................12
        ---------------------
ARTICLE VI.......................................................................................................12
   6.1. Membership Generally.....................................................................................12
        --------------------
   6.2. Committees...............................................................................................13
        ----------
   6.3. Removal..................................................................................................13
        -------
   6.4. Vacancies................................................................................................13
        ---------
   6.5. Certain Actions..........................................................................................13
        ---------------
   6.6. Termination..............................................................................................13
        -----------
ARTICLE VII......................................................................................................14
   7.1. Piggyback Registration Rights............................................................................14
        -----------------------------
   7.2. Demand Registration Rights; Form S-3 Registration Rights; Shelf Registration.............................15
        ----------------------------------------------------------------------------
   7.3. Registration Procedures..................................................................................18
        -----------------------
   7.4. Restrictions on Public Sale..............................................................................23
        ---------------------------
   7.5. Registration Expenses....................................................................................24
        ---------------------
   7.6. Indemnification..........................................................................................25
        ---------------
   7.7. Rule 144.................................................................................................26
        --------
   7.8. Participation in Underwritten Registrations..............................................................27
        -------------------------------------------
ARTICLE VIII.....................................................................................................27
   8.1. Legend...................................................................................................27
        ------
   8.2. Transferees; Additional Restriction on Transfer..........................................................27
        -----------------------------------------------
   8.3. Specific Performance, Etc................................................................................28
        -------------------------
   8.4. Notices..................................................................................................28
        -------

   8.5. Entire Agreement; Amendments and Waivers.................................................................28
        ----------------------------------------
   8.6. Termination..............................................................................................28
        -----------
   8.7. Recapitalizations, Exchange, Etc. Affecting the Company's Stock..........................................29
        ---------------------------------------------------------------
   8.8. Preferred Stock Issuance.................................................................................29
        ------------------------
   8.9. Multiple Counterparts....................................................................................29
        ---------------------
   8.10. Additional Signatories..................................................................................29
         ----------------------
   8.11. Headings................................................................................................29
         --------
   8.12. Governing Law...........................................................................................29
         -------------
   8.13. Construction............................................................................................29
         ------------
   8.14. Expenses................................................................................................29
         --------
   8.15. Invalidity..............................................................................................30
         ----------
   8.16. Cumulative Remedies.....................................................................................30
         -------------------

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of September 19, 2000 by and among Tellium, Inc., a Delaware corporation (the "Company") and certain of its stockholders who are from time to time holders of Shares and are parties to this Agreement (collectively, the "Stockholders").

                                   RECITALS
                                   --------

                  1. The Company and the persons listed on Annex I hereto (each a "Current Stockholder" and, collectively, the "Current Stockholders") are parties to an Amended and Restated Stockholders Agreement dated as of December 2, 1999 (the "Existing Stockholders Agreement").

                  2. Pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "Series E Purchase Agreement"), by and among the Company and the persons listed on Annex II (each a "Series E Investor" and, collectively, the "Series E Investors"), the Company has agreed to issue and sell, and the Series E Investors have agreed to purchase, shares of the Company's Series E Preferred Stock.

                  3. It is a condition to the obligations of the Series E Investors and the Company under the Series E Purchase Agreement that this Agreement be executed by the parties hereto.

                  4. Each of the Current Stockholders and the Company desires to amend and restate the Existing Stockholders Agreement and, together with the Series E Investors, enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships among one another and with the Company.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, in consideration of the above recitals and the mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

                  As used herein, the following terms shall have the following meanings:

     1.1. Affiliate. The term "Affiliate" shall mean with respect to any person
          ---------
or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such first person or entity (for purposes of this definition, "control" as used with respect to a person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person or entity, whether by ownership of voting securities, by contract or otherwise).

     1.2. Common Stock. The term "Common Stock" shall mean the Common Stock of
          ------------
the Company, par value $0.001 per share.

     1.3. Exchange Act. The term "Exchange Act" shall mean the Securities
          ------------
Exchange Act of 1934, as amended.

     1.4. Fully-Diluted Common Stock. The term "Fully-Diluted Common Stock"
          --------------------------
shall mean all of the outstanding Common Stock of the Company, assuming conversion, exercise or exchange in accordance with their respective terms of all outstanding convertible, exercisable or exchangeable securities, options, warrants and similar instruments into or for Common Stock (regardless of whether such convertible securities are then convertible, exercisable or exchangeable). As provided in Section 8.7, all such calculations shall be appropriately adjusted for stock splits, stock dividends and other similar events as described therein.

     1.5. Holders. The term "Holders" shall mean:
          -------

          (a) with respect to any Demand Registration, Piggyback Registration, or S-3 Registration, (x) all Current Stockholders who hold Registrable Securities, and (y) if the Shelf Registration Statement is not then effective, all Series E Investors who hold Registrable Securities;

          (b) with respect to the Shelf Registration Statement, all Series E Investors who hold Registrable Securities; and

          (c) with respect to any Registration, any other person who or which, under the terms of an agreement approved by the Board of Directors is entitled to the rights of a "Holder" hereunder in connection with such Registration.

     1.6. Liquidation Event. The term "Liquidation Event" shall have the meaning
          -----------------
ascribed thereto in the Company's Certificate of Incorporation.

     1.7. Permitted Transfer. The term "Permitted Transfer" shall mean (i) a
          ------------------
Transfer of Shares among a Stockholder and its respective Related Parties and, in the case of Thomas Weisel Partners Group LLC ("TWP") and any Related Party thereof constituting an investment fund established primarily for the benefit of employees of TWP, a pledge of up to 100,000 shares to secure financing obtained by the relevant Stockholder provided that upon any transfer upon or in lieu of foreclosure of such pledge, the transferee is not a competitor of the Company (as determined in good faith by the Board) and the transferee agrees to be bound by this Agreement in accordance with Section 8.2, and (ii) Transfers to any person pursuant to an effective registration statement under the Securities Act; provided, however, that no such Transfer described above (other than (ii) above)
--------  -------
shall be a Permitted Transfer unless the transferee agrees in writing to be bound by this Agreement in accordance with the terms of Section 8.2 hereof.

     1.8.  Preferred Stock. The term "Preferred Stock" shall mean the Preferred
           ---------------
Stock of the Company, par value $0.001 per share, including the Series A Preferred Stock of the Company, the Series B Preferred Stock of the Company, the Series C Preferred Stock of the Company, the Series D Preferred Stock of the Company and the Series E Preferred Stock of the Company.

     1.9.  Qualified IPO. The term "Qualified IPO" shall mean the closing of a
           -------------
firm commitment underwritten public offering of the Company's Common Stock under the Securities Act which results in gross proceeds to the Company of not less than $50 million at an offering price per share of Common Stock of not less than $7.63 (subject to appropriate adjustment to reflect any stock splits, reverse splits or similar recapitalizations affecting shares of Common Stock).

     1.10. Registrable Securities. The term "Registrable Securities" shall mean:
           ----------------------

           (a) with respect to any Demand Registration, Piggyback Registration or S-3 Registration, (i) the shares of Common Stock issued upon any one or more conversions of Preferred Stock (other than the Series E Preferred Stock) or exercises of Warrants issued to the Current Stockholders, (ii) if the Shelf Registration Statement is not then effective, the shares of Common Stock issued upon conversion of the Series E Preferred Stock held by the Series E Investors;

           (b) with respect to the Shelf Registration Statement, the shares of Common Stock issued upon conversion of the Series E Preferred Stock held by the Series E Investors; and

           (c) with respect to any Registration, the shares of Common Stock held by other Holders referred to in Section 1.5(c);

provided, however, that a Registrable Security shall cease to be a Registrable
--------  -------
Security at such time that (i) the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and any legend required under federal or state securities laws has been removed from the certificate representing such Registrable Security.

     1.11. Related Party. The term "Related Party" shall mean (i) with respect
           -------------
to any Stockholder, any parent, controlling stockholder, general partner, controlling member or two-thirds (2/3) or more owned subsidiary of the Stockholder, (ii) with respect to any Stockholder, a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or persons holding a two-thirds (2/3) or more controlling interest of which consist of the Stockholder and/or such other persons or entities referred to in the immediately preceding clause (i), (iii) with respect to any TWCP Investor, (x) its respective partners, members or equity holders upon a final liquidation of such TWCP Investor, (y) TWP (together with any person who succeeds to the business of TWP substantially as an entirety, collectively, the "TWP Group") and any subsidiaries of the TWP Group principally engaged in the investment or merchant banking or private investment business and any investment funds controlled, as general partner, managing member or otherwise, directly or indirectly, by the TWP Group, (iv) with respect to TWP, up to four employees of TWP (who may receive an aggregate of up to 9,500 shares (as adjusted for stock splits, stock dividends, reverse splits and the like)) and (v) with respect to any Series E Investor, any Affiliate of such Series E Investor.

     1.12. Securities Act. The term "Securities Act" shall mean the Securities
           --------------
Act of 1933, as amended.

     1.13. Shares. The term "Shares" shall mean shares of Preferred Stock, and
           ------
shares of Common Stock issued or issuable upon the conversion of Preferred Stock. The term "Shares" shall also include the Warrants and the shares of Preferred Stock and/or Common Stock issuable upon the conversion or exercise of the Warrants (and the shares of Common Stock issued or issuable upon conversion of any such Preferred Stock).

     1.14. TWCP Investors. The term "TWCP Investors" shall mean Thomas Weisel
           --------------
Capital Partners, L.P., TWP CEO Founders' Circle (AI), L.P., TWP CEO Founders' Circle (QP), L.P., Thomas Weisel Partners Group LLC, as nominee, Thomas Weisel Capital Partners Employee Fund, L.P., TWP 2000 Co-Investment Fund, L.P., TWP Tellium Investors, Thomas Weisel Capital Partners (Dutch), L.P., and Thomas Weisel Capital Partners (Dutch II), L.P.

     1.15. Warrants. The term "Warrants" shall mean (a) the 1,742,000 Warrants
           --------
to purchase an aggregate of up to 5,226,000 shares of Common Stock of the Company issued in connection with the Purchase Agreement dated as of September 21, 1999, between the Company and Extant, Inc. (the "Extant Warrants"), (b) the Warrants to purchase up to 29,509 shares of Series C Preferred Stock issued or issuable to Comdisco (the "Comdisco Warrants") and (c) any options, rights or warrants to acquire Common Stock the holder of which has agreed in writing, with the written consent of the Company, to become a party to this Agreement, and to be bound by all of the rights and obligations applicable under this Agreement to a holder of shares in respect of such options, rights or warrants and the Common Stock issuable pursuant thereto.

                                   ARTICLE II.

                   RESTRICTION ON TRANSFER; COORDINATION WITH
                   ------------------------------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

     So long as this Agreement remains in effect, without the prior written consent of the other Stockholders, no Stockholder shall transfer, sell, assign, pledge or otherwise dispose of (each, a "Transfer") any Shares other than in accordance with the terms of this Agreement. The Company and the Stockholders agree that the provisions of this Agreement are not intended to conflict with the liquidation provisions of the Company's Certificate of Incorporation, as in effect from time to time. Therefore, the Company and the Stockholders hereby agree that the rights and obligations of the Stockholders with respect to Transfers contemplated by Section 3.4 and 4.1 are subject to the satisfaction of the condition that upon the consummation of any such Transfer in a transaction or series of related transactions that would be treated, as provided in those sections, as a Liquidation Event pursuant to its Certificate of Incorporation as in effect at the time of such Transfer, the consideration received in such Transfer shall be distributed as provided in those sections among all of the holders of capital stock of the Company in the manner in which such proceeds would be distributed upon a Liquidation Event pursuant to the rights and preferences set forth in the Certificate of Incorporation of the Company as in effect immediately prior to such Transfer. Consideration received in any such Transfer shall be deemed to include all consideration received by any Stockholder in any transaction which is consummated substantially contemporaneously with such Transfer.

                                  ARTICLE III.

                      RIGHT OF FIRST OFFER; TAG-ALONG RIGHT
                      -------------------------------------

     3.1. General. Each time a Stockholder proposes to Transfer Shares to any
          -------
person or persons (a "Proposed Purchaser"), other than pursuant to a Permitted Transfer (a "Proposed Transfer"), such Stockholder (the "Proposed Seller") shall first offer all such Shares to the other Stockholders (the "Remaining Stockholders") in accordance with the terms of Section 3.2 hereof, and the Remaining Stockholders shall have the option to accept such offer pursuant to
Section 3.3 hereof or, under certain circumstances, to sell Shares to the Proposed Purchaser pursuant to Section 3.4 hereof.

     3.2. Notice. Prior to consummating any Proposed Transfer, the Proposed
          ------
Seller shall provide the Remaining Stockholders with written notice (the "Transfer Notice") of the Proposed Transfer, which notice shall offer to transfer to the Remaining Stockholders, in accordance with Section 3.3 hereof, the number of Shares proposed to be transferred at the same price per share and upon the same terms and conditions as the Proposed Seller intends, on a bona fide basis, to Transfer such Shares. The Transfer Notice shall set forth: (i) the name of the Proposed Seller and the number of Shares proposed to be transferred (the "Proposed Shares"), (ii) the name and address of the Proposed Purchaser, if known, (iii) the proposed amount and form of consideration and terms and conditions of payment to be made by such Proposed Purchaser, if known, and (iv) a representation that the Proposed Purchaser, if any, has been informed of the right of first offer and tag-along right provided for in this Article III and has agreed to act in accordance with the terms hereof.

     3.3. Right of First Offer. Upon receipt of a Transfer Notice, each of the
          --------------------
Remaining Stockholders shall have the option, for a period of 30 days following the date the Transfer Notice is received by the Remaining Stockholders, to purchase up to all of the Proposed Shares provided, however, that if the consideration to be paid for the Proposed Shares set forth in the Transfer Notice is other than cash, any Remaining Stockholders exercising their option under this Section 3.3 shall pay in cash the fair market value of such consideration as determined by an investment banking firm mutually acceptable to the Proposed Seller and the holders of a majority of Shares held by Remaining Stockholders who elect to exercise their option, which appraisal shall be final, within five (5) days of such determination if such determination is made after 30 days following receipt of the Transfer Notice. Such option may be exercised by any Remaining Stockholder by delivery of written notice of the exercise of the option to the Proposed Seller, a copy of which shall be sent to all other Remaining Stockholders which notice shall set forth the maximum number of Shares proposed to be purchased by the Remaining Stockholder. In the event that the aggregate number of Shares proposed to be purchased by all Remaining Stockholders exceeds the number of Proposed Shares (such excess being referred to in this Section 3.3 as the "Excess"), then the number of Shares that an exercising Remaining Stockholder shall be entitled to purchase shall be reduced by the Excess multiplied by a fraction equal to the number of Shares held by such Stockholder divided by the number of Shares held by all exercising Remaining Stockholders. If the Remaining Stockholders do not elect to purchase all of the Proposed Shares, then the Proposed Seller shall have the right, subject to Section 3.4 hereof, for a period of 90 days after the expiration of the aforementioned 30-day period to transfer to the Proposed Purchaser (or any other purchaser) (the actual purchaser, the "Final Purchaser") the Proposed Shares, but only at a price per share no less and upon the terms and conditions no more favorable to the purchaser than as set forth in the Transfer Notice; provided, however, that as a condition to the Transfer of the Shares to such
--------  -------
purchaser, such purchaser shall agree in writing to be bound by this Agreement in accordance with the terms of Section 8.2 hereof. Any Shares that continue to be held by the Proposed Seller after any Transfer of Shares to such purchaser shall again be subject to the restriction on Transfer contained in Section 3.1 hereof. For purposes of any calculation of the number of Shares outstanding under this Section 3.3, and with respect to any numerator or denominator provided herein, the conversion, exercise or exchange of all outstanding securities and the exercise of all outstanding convertible, exercisable or exchangeable securities into or for Common Stock (regardless of whether such securities are then convertible, exercisable or exchangeable), including all Warrants, shall be assumed; provided, that with respect to shares of Series E
                            --------
Preferred Stock, it shall be assumed that such shares are converted pursuant to Section (E)(1) of Article IV of the Certificate of Incorporation after September 30, 2002. The fees and expenses of any investment banking firm retained in connection with the determination of the fair market value of the consideration to be paid for the Proposed Shares hereunder shall be borne proportionately by the Proposed Seller and each Remaining Stockholder according to the relative number of the Shares, if any, actually (i) sold by the Proposed Seller to a third party, and/or (ii) purchased by such Remaining Stockholder.

     3.4. Tag-Along Right. In connection with any Proposed Transfer, other than
          ---------------
a Permitted Transfer or a Qualified Transfer (as defined in Section 3.6 below), each of the Remaining Stockholders shall, in addition to the option specified in
Section 3.3 above, have a "tag-along" right to require the Final Purchaser to purchase from the Remaining Stockholder a number of whole Shares equal to the number derived by multiplying the total number of Proposed Shares by a fraction, the numerator of which is the total number of Shares held by the Remaining Stockholder and the denominator of which is the total number of Shares held by all Remaining Stockholders; provided, however, that (i) the tag-along right
                            --------  -------
specified in this Section 3.4 shall terminate in connection with the Proposed Transfer if one or more Stockholders have exercised their option to purchase from the Proposed Seller all of the Proposed Shares pursuant to Section 3.3 above and (ii) the tag-along right specified in this Section 3.4 for holders of Warrants shall only be exercisable with respect to Warrants converted to Preferred Stock or Common Stock, as applicable, by the holders thereof prior to exercising such right. Any Shares purchased from a Remaining Stockholder pursuant to this Section 3.4 shall be paid for in cash, at the same price per Share and upon the same terms and conditions as set forth in the Transfer Notice, subject to Section 3.5 below. The tag-along right may be exercised, in lieu of exercise of the option set forth in Section 3.3 above, by any Remaining Stockholder by delivery of a written notice of such exercise to the Proposed Seller (the "Tag-Along Notice") within 30 days following the Remaining Stockholder's receipt of the Transfer Notice. The Tag-Along Notice shall state the number of Shares that such Remaining Stockholder proposes to sell to the Final Purchaser, as determined above (the "Exercise Shares"). Provided that the Final Purchaser purchases, on the same terms and conditions as set forth in the Transfer Notice, all Exercise Shares from Remaining Stockholders who timely deliver Tag-Along Notices, the Proposed Seller shall have the right, for the 90-day period set forth in Section 3.3(a) or 3.3(b), as applicable, to transfer to the Final Purchaser, on terms and conditions no more favorable than those set forth in the Transfer Notice, up to a number of Shares equal to the number of Proposed Shares less the aggregate number of Exercise Shares; provided, however,
                                                              --------  -------
that as a condition to the transfer of the Shares to the Final Purchaser, such purchaser shall agree in writing to be bound by this Agreement in accordance with the terms of Section 8.2 hereof. Any Shares that continue to be held by the Proposed Seller after any transfer of Shares to the Final Purchaser shall again be subject to the restriction on transfer contained in Section 3.1 hereof. For purposes of any calculation of the number of Shares outstanding under this
Section 3.4, and with respect to any numerator or denominator provided herein, the conversion, exercise or exchange of all outstanding securities (regardless of whether such securities are then convertible, exercisable or exchangeable) shall be assumed.

     3.5. Closing.
          -------

          (a) At the closing of any sale of Shares pursuant to Section 3.3, the Proposed Seller shall (i) execute any documents or instruments, including, without limitation, representations and warranties (as to title, existence and authorization only), reasonably requested by the Remaining Stockholder(s) purchasing the Proposed Seller's Shares, and (ii) deliver to such Remaining Stockholder(s) certificates for the Shares being sold, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery by such Remaining Stockholder(s) of the consideration (including a certified check for the cash portion of such consideration) for the total sales price of the Shares being sold.

          (b) (i) At the closing of any sale of Shares pursuant to Section 3.4, the Remaining Stockholder(s) selling Shares to the Final Purchaser shall (i) execute any documents or instruments, including, without limitation, representations and warranties (as to title, existence and authorization only), reasonably requested by the Final Purchaser, and (ii) deliver to Final Purchaser certificates for the Shares being sold, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery by Final Purchaser of the consideration (including a certified check for the cash portion of such consideration) for the total sales price of the Shares being sold.

          (ii) If any transaction as to which Remaining Stockholders have exercised tag-along rights pursuant to Section 3.4 would not be treated as a Liquidation Event pursuant to the Certificate of Incorporation of the Company as then in effect, but nevertheless involves the sale of all or more than 50% of the voting capital stock (as defined in the Certificate of Incorporation) of the Company to the Final Purchaser and its Affiliates and any other persons with whom the Final Purchaser is a member of a "group" (as defined under Regulation 13D under the Exchange Act), the Company and the Stockholders hereby agree that it shall be a condition of any such closing that each holder of Preferred Stock shall receive in respect of each share of Preferred Stock an amount of consideration equal to the consideration that such holder would have received if such transaction constituted a Liquidation Event and the aggregate consideration being paid by the Final Purchaser divided by the percentage of the Fully-Diluted Common Stock being acquired by the Final Purchaser in the transaction were distributed to the holders of capital stock in accordance with the provisions of paragraph D of Article IV of the Certificate of Incorporation of the Company.

     3.6. Qualified Transfer. As used herein, the term "Qualified Transfer"
          ------------------
shall mean one or more transfers which do not result in the cumulative disposition since the date hereof of more than 1,500,000 Shares of Fully-Diluted Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, stock combinations and the like) held by the transferor and its Related Parties; provided, however, that no such transfer shall be a Qualified
                 --------  -------
Transfer unless the transferee agrees in writing to be bound by this Agreement in accordance with the terms of Section 8.2 hereof.

     3.7. Company Effecting Transfers. The Company agrees not to effect any
          ---------------------------
transfer of Shares by a Stockholder until it has received evidence reasonably satisfactory to it that the Stockholder has complied with this Article III.

     3.8. Termination of Right of First Offer and Tag-Along Right. The right of
          -------------------------------------------------------
first offer and tag-along right provided under this Article III shall terminate upon a Qualified IPO.


                                  ARTICLE IV.

                               DRAG-ALONG RIGHT
                               ----------------

     4.1. Drag-Along Right. With respect to any proposed transfer, sale or other
          ----------------
disposition which is not a Permitted Transfer (a "Proposed Drag-Along Transfer") by one or more Stockholders (the "Proposed Transferors") of Shares comprising a majority of the outstanding Shares held by all Stockholders to a proposed bona fide purchaser (a "Proposed Transferee"), the Proposed Transferors shall have a "drag-along" right to require all Stockholders to sell all (but not less than all) of their Shares (assuming, in the case of Warrants, exercise or conversion into Common Stock or Preferred Stock in accordance with its terms) in the Proposed Drag-Along Transfer to the Proposed Transferee at the same price per Share and upon the same terms and conditions as the Proposed Drag-Along Transfer by the Proposed Transferors, subject to Section 4.2 below. The Proposed Transferors shall, not less than 45 nor more than 90 days prior to the Proposed Drag-Along Transfer, notify, or cause to be notified, each of the other Stockholders and the Company in writing of such Proposed Drag-Along Transfer. Such notice (the "Drag-Along Notice") shall set forth: (i) a statement that the Proposed Transferors intend to sell all of its Shares in the Proposed Drag-Along Transfer, (ii) the name and address of the Proposed Transferee, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Transferee and (iv) that the Proposed Transferee has been informed of the drag-along right provided for in this Article IV and has agreed to purchase the Shares held by the Stockholders in accordance with the terms hereof.

     4.2. Closing. At the closing of the transfer to the Proposed Transferee (of
          -------
which the Proposed Transferors shall give each of the other Stockholders at least 10 business days' prior written notice), each Stockholder shall (i) execute any documents or instruments, including, without limitation, representations and warranties (as to title, existence and authorization only) reasonably requested by the Proposed Transferee, and (ii) deliver certificates for the Shares being sold, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all claims and encumbrances, against delivery by the Proposed Transferee to each Stockholder of the consideration (including a certified check for the cash portion of such consideration) for the total sales price of all Shares of such Stockholder. The Company and the Stockholders hereby agree that it shall be a condition of any such closing that each holder of Preferred Stock shall receive in respect of each share of Preferred Stock an amount of consideration equal to the consideration that such holder would have received in such transaction if such transaction constituted a Liquidation Event and the aggregate consideration being paid by the Proposed Transferee divided by the percentage of the Fully-Diluted Common Stock being acquired by the Proposed Transferee in the transaction were distributed to the holders of capital stock in accordance with the provisions of paragraph D of
Article IV of the Certificate of Incorporation of the Company.

     4.3. Termination of Drag-Along Right. The drag-along right provided under
          -------------------------------
this Article IV shall terminate upon a Qualified IPO.


                                  ARTICLE V.

                              RIGHTS TO CO-INVEST
                              -------------------

     5.1. General. If the Company proposes to newly-issue for cash (a "Proposed
          -------
Issuance") any of its equity securities (the "Securities"), then the Company shall, no later than 20 days prior to the consummation of such issuance, give written notice to each of the Current Stockholders of such proposed issuance. Such notice shall describe the proposed issuance and shall contain an offer to each Qualified Offeree (as defined in Section 5.2 below) to sell to such Qualified Offeree, at the same price and for the same consideration to be paid by the proposed purchasers, such Qualified Offeree's pro rata portion (which shall be a percentage equal to the number of shares of Fully-Diluted Common Stock (excluding any shares of Series E Preferred Stock or Common Stock issuable upon conversion thereof) held by such Qualified Offeree divided by the total number of shares of Fully-Diluted Common Stock; provided, however, that if the
                                                --------  -------
use of proceeds of the Proposed Issuance shall include the repurchase of Common Stock or Preferred Stock permitted by the Company's Certificate of Incorporation, as then in effect, or as to which the Qualified Offeree has agreed, then such percentage shall be calculated assuming the consummation of such repurchase) of the Securities to be sold; provided, however, that any
                                               --------  -------
Securities offered to Lucent Technologies Inc. ("Lucent") or its Affiliates shall include such number of securities that are non-voting while held by Lucent or its Affiliates and, with respect to convertible Securities, that are not convertible into voting securities while held by Lucent or its Affiliates except upon a Qualified IPO (but otherwise having rights, preferences and privileges that are identical to those of the Securities) as may be requested by Lucent. Subject to the foregoing, if Common Stock is being issued with other Securities as a unit, each Qualified Offeree who desires to accept such offer must purchase such unit in order for such acceptance to be valid; provided, however, that any
                                                    --------  -------
such unit offered to Lucent shall include securities that are non-voting or convertible into non-voting securities as described above. If any such Qualified Offeree fails to accept such offer by written notice within 15 days after the Company's notice, the Company may proceed with such proposed issuance, free of any right on the part of such Qualified Offeree under this Section 5.1 in respect thereof.

     5.2. Qualified Offeree. For purposes of this Article V, a "Qualified
          -----------------
Offeree" shall include only a Current Stockholder which is an "accredited investor" for purposes of Rule 501 under the Securities Act and is a Current Stockholder party to this Agreement.

     5.3. Exemptions. The rights granted by Section 5.1 shall not apply to:
          ----------

     (i) (A) up to 20,425,000 shares of Common Stock (as adjusted for stock splits, reverse splits, recapitalizations and the like) issued or issuable pursuant to any stock option plan, stock purchase plan or restricted stock plan adopted by the Board of Directors (or the compensation committee thereof) for employees and consultants (including officers, directors, consultants and other persons rendering or to be rendering services to the Company or its subsidiaries) of the Company or its subsidiaries (inclusive of all options outstanding as of the date hereof under the Amended and Restated 1997 Stock Option Plan of the Company as amended on or prior to the date hereof and any options issued upon expiration or termination of any such outstanding options);

            (B) shares of Common Stock issued or issuable pursuant to any stock option plan, stock purchase plan or restricted stock plan adopted by at least two-thirds (66-2/3%) of the Board of Directors for employees and consultants (including officers, directors, consultants and other persons rendering or to be rendering services to the Company or its subsidiaries) of the Company or its subsidiaries; and

            (C) shares of Common Stock issued or issuable to the first chief executive officer of the Company appointed to such position on or after the date hereof pursuant to any stock option plan, stock purchase plan or restricted stock plan adopted by the Board of Directors (or the compensation committee thereof).

     (ii) issuances of shares of Series E Preferred Stock pursuant to the Series E Purchase Agreement;

     (iii) issuances of Common Stock upon the conversion of Preferred Stock issued on or prior to the date hereof or acquired pursuant to the Series E Purchase Agreement,

     (iv)   any issuance of securities in connection with a Qualified IPO,

     (v) issuances of securities upon exercise of the Comdisco Warrants or conversion of the Preferred Stock acquired thereon and issuances of Common Stock upon exercise of the Extant Warrants,

     (vi) issuances of securities pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization,

     (vii) issuances of securities in connection with any stock split, stock dividend or similar recapitalization of the Company,

     (viii) issuances of securities to vendors, customers or other persons in similar commercial situations with the Company (or to affiliates of any such persons), if such issuance is approved by the Board,

     (ix) issuances of up to 3,750,000 shares of Common Stock to be issued pursuant to the Agreement and Plan of Merger, by and among the Corporation and Astarte Acquisition Corporation, Astarte Fiber Networks, Inc., AFN LLC and Aron
B. Katz, dated as of August 29, 2000,

     (x) issuances of up to 1,500,000 shares of Common Stock to be issued pursuant to the Stock Purchase Agreement, by and among the Corporation and AT&T Corp., dated as of September 1, 2000,

     (xi) issuances of securities in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person,

     (xii) issuances of securities together as a unit with the issuance of any debt of the Company (commonly known as "equity kickers"), and

     (xiii) any right, option or warrant to acquire any security convertible into securities exempted pursuant to clauses (i) through (xii) above.

     5.4.   Termination of Rights. The rights provided under this Article V
            ---------------------
shall terminate upon a Qualified IPO.


                                  ARTICLE VI.
                              BOARD OF DIRECTORS
                              ------------------

     6.1.   Membership Generally. The Company and the Stockholders hereby agree
            --------------------
to take, at any time and from time to time, all action necessary (including, without limitation, voting the Shares owned by them, causing the appropriate officers of the Company to call one or more special meetings of stockholders and executing and delivering written consents) such that the Board shall have eight
(8) members and shall consist of:

     (a) two (2) directors designated by Telcordia Venture Capital Corporation in its sole discretion;

     (b) one (1) director designated by Oak Investment Partners VII Limited Partnership in its sole discretion;

     (c) one (1) director designated by Thomas Weisel Capital Partners, L.P. in its sole discretion;

     (d)    the Company's Chief Executive Officer;

     (e) the Company's Chairman of the Board (or a director nominated by the Company's Chief Executive Officer and approved by a majority vote of the remaining directors, if the same person holds the positions of Chief Executive Officer and Chairman of the Board); and

     (f) two (2) independent directors designated by majority vote of the remaining directors.

     6.2. Committees. The Stockholders and the Company agree to take such action
          ----------
as is necessary to ensure that the one board member designated by TWCP shall be entitled to serve on all standing committees of the Board of Directors, including the audit, compensation and executive committees (if any such committees exist from time to time), and the presently constituted search committee of the Board of Directors which has been created to hire and negotiate the terms of employment of the next Chief Executive Officer of the Company.

     6.3. Removal. If a director has been designated by a Stockholder and
          -------
elected pursuant to this Article VI and if such Stockholder requests that such director be removed (with or without cause) by written notice thereof to the other Stockholders, then each Stockholder agrees to take all actions required to effect such result, including, without limitation, the actions specified in
Section 6.1 hereof.

     6.4. Vacancies. In the event that a vacancy is created on the Board of
          ---------
Directors at any time by the death, disability, retirement, resignation or removal of a director or otherwise, each Stockholder agrees to cause the director(s) designated by such Stockholder to vote for that individual designated to fill such vacancy and serve as a director by whichever of the Stockholders that had designated, pursuant to Section 6.1, the director whose death, disability, retirement, resignation or removal resulted in such vacancy on the Board of Directors.

     6.5. Certain Actions. The consent of a majority of the entire Board of
          ---------------
Directors (other than the Chief Executive Officer and the Chairman of the Board and, in the case of clause (ii), other than the directors, if any, interested in such transaction) shall be required for any action which (i) causes the Company to incur any indebtedness for borrowed money in excess of $500,000 in the aggregate or causes the Company to guarantee any indebtedness for borrowed money in excess of $500,000 in the aggregate or (ii) causes the Company to engage in any transaction (other than compensation awards (including stock option, restricted stock and other awards) approved by the Board of Directors or the compensation committee thereof, the reimbursement of business related expenses in the ordinary course of business and other transactions on an arms' length basis approved by the Board of Directors) with any officer, director or employee of the Company or any member of the immediate family of any officer, director or employee of the Company or causes the Company to engage in any transaction with any corporation, partnership, limited liability company or other entity in which any officer, director or employee of the Company or any member of the immediate family of any officer, director or employee of the Company is an officer, director, partner, member or employee.

     6.6. Termination. The provisions of this Article VI shall terminate upon a
          -----------
Qualified IPO.

                                 ARTICLE VII.
                              REGISTRATION RIGHTS
                              -------------------

     7.1. Piggyback Registration Rights.
          -----------------------------

     (a)  Right to Piggyback. After the date 180 days after the Company's
          ------------------
initial public offering, and subject to Sections 7.1(b) and 7.1(c) below, whenever the Company proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for, or options to purchase, Common Stock) with the Securities and Exchange Commission (the "Commission") under the Securities Act (other than pursuant to a registration on Form S-4 or S-8, or any successor forms thereto) (a "Piggyback Registration"), the Company (i) will give written notice to all Holders at least 30 days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (ii) will, subject to Section 7.1(c) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Article VII on terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other person selling under such Piggyback Registration.

     (b)  Number of Piggyback Registrations. Each Holder shall be entitled to
          ---------------------------------
unlimited Piggyback Registrations, and the expenses of each Holder (including the fees and expenses of a total of one counsel for the selling Holders in accordance with Section 7.5(b) below) shall be borne by the Company in accordance with the provisions of Section 7.5 hereof.

     (c)  Priority on Piggyback Registrations. If the managing underwriter or
          -----------------------------------
underwriters, if any, advise the selling Holders in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the selling Holders of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to Section 7.1(a) above) is inconsistent with that which can be sold in such registration without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (i) first, the shares the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders. To the extent that the privilege of including Registrable Securities in any Piggyback Registration must be allocated among the selling Holders pursuant to clause (ii) above, the allocation shall be made pro rata based on the number of shares of Common Stock then owned by such Holders.

     (d)   Selection of Underwriters. If any Piggyback Registration is an
           -------------------------
underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing, and (ii) determine the terms under which such underwriting shall take place.

     7.2.  Demand Registration Rights; Form S-3 Registration Rights; Shelf
           ---------------------------------------------------------------
Registration.
------------

     (a)   Right to Demand.
           ---------------

     (i) After the earlier of (A) a Qualified IPO or (B) May 8, 2002, one or more Holders may make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities.

     (ii) After the earlier of (a) a Qualified IPO or (B) May 8, 2002, the holders of at least a majority of the then-outstanding Registrable Securities issued or issuable upon conversion of the Series D Preferred Stock of the Company issued to the TWCP Investors (including resulting from splits, combinations and similar recapitalizations resulting from such shares) may make a written request for registration with the Commission under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities.

     (iii) Any Holder(s) which request registration under Section 7.2(a)(i) or
(ii) are hereinafter referred to as "Demanding Holder(s)" and any such registration is hereinafter referred to as a "Demand Registration." The rights to registration under this Section 7.2(a) are limited as follows:

           (A) no such request for registration may be made within 180 days after the effective date of a registration statement under the Securities Act covering any of the Company's equity securities;

           (B) the anticipated offering price of all Registrable Securities subject to the Demanding Holder(s)' request must equal or exceed $20 million in the aggregate;

           (C) the Company need not effect more than two Demand Registrations under Section 7.2(a)(i) (other than Demand Registrations on Form S-3, as to which this clause (C) shall not apply);

           (D) the Company need not effect more than one Demand Registration under Section 7.2(a)(ii) (other than Demand Registration on Form S-3, as to which this clause (D) shall not apply);

           (E) the Company need not effect a Demand Registration described in
Section 7.2(a)(i) unless such Demand Registration shall include at least 25% of the Registrable Securities then outstanding on the date the request is made;

           (F) the Company may, if the Board of Directors determines in the exercise of its reasonable judgment that effecting such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed 90 days; and

         (G) if the Company elects to defer any Demand Registration pursuant to (F) above, no Demand Registration shall be deemed to have occurred for purposes of this Agreement.

Within 10 days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to each of the other Holders and, subject to
Section 7.2(e) below, the Company will include in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this Section 7.2(a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

     (b) Form S-3 Registration. After the Company has qualified for the use of
         ---------------------
Form S-3 or any successor form, in addition to the rights contained in Section 7.2(a), any Holder shall have the right to request registrations of Registrable Securities on Form S-3, so long as the anticipated gross offering price of the Registrable Securities requested to be registered exceeds $1 million (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares); provided, however, that the Company shall not be obligated to file more
         --------  -------
than one Form S-3 in any twelve-month period. Any such registration shall not be
                                                                          ---
counted as a registration pursuant to Section 7.2(a). Notwithstanding the foregoing, the Company shall not be required to effect registration under this
Section 7.2(b) if the party requesting registration may, pursuant to Rule 144 under the Securities Act or otherwise publicly sell the Registrable Securities without registration under the Securities Act and without any limitation with respect to offerees, manner of offering or the size of the transaction. Any registration effected under this Section 7.2(b) shall be referred to as a "Form S-3 Registration."

     The rights to registration under this Section 7.2(b) are limited as follows:

         (A) no such request for registration may be made within 180 days after the effective date of a registration statement under the Securities Act covering any of the Company's equity securities;

         (B) the Company may, if the Board of Directors determines in the exercise of its reasonable judgement that effecting such Form S-3 Registration at such time would have a material adverse effect on the Company, defer such Form S-3 Registration for a single period not to exceed 90 days; and

         (C) if the Company elects to defer any Form S-3 Registration pursuant to (B) above, no Form S-3 Registration shall be deemed to have occurred for purposes of this Agreement.

Within 10 days after receipt of the request for a Form S-3 Registration, the Company will send a Notice of such registration request and its intention to comply therewith to each of the other Holders and, subject to Section 7.2(d) below, the Company will include in such registration all Registrable Securities of such Holders with respect to which the Company has received written requests for inclusion therein within 20 business days after the effectiveness of the Notice. All requests made pursuant to this Section 7.2(b) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

     (c) Shelf Registration. The Company shall cause to be filed with the
         ------------------
Commission on or prior to 60 days after the closing date of the Company's initial Qualified IPO, a shelf registration statement pursuant to Rule 415 under the Act (as may then be amended) (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available and as determined by the Company, to cover resales of Registrable Securities by the Holders thereof who complete and execute all customary questionnaires, powers of attorney, indemnities and other documents reasonably required by the Company in connection with the Shelf Registration Statement. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after the closing date of its initial Qualified IPO. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for a period ending two years from the effective date thereof or such shorter period that will terminate when each of the Registrable Securities covered by the Shelf Registration Statement shall cease to be a Registrable Security.

     (d) Expenses; Exceptions. The expenses of each Demand Registration, Form
         --------------------
S-3 Registration and the Shelf Registration Statement (including the fees and expenses of a total of one counsel for the selling Holders in accordance with
Section 7.5(b) below) shall be borne by the Company in accordance with the provisions of Section 7.5 hereof. A Demand Registration or a Form S-3 Registration shall not be counted as a Demand Registration or a Form S-3 Registration, as the case may be, until such Demand Registration or Form S-3 Registration, as applicable, has been declared effective by the Commission and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance therewith. If the Company elects to issue and sell any equity securities pursuant to any Registration Statement filed in connection with a Demand Registration or if the number of Registrable Securities that Holders are entitled to sell in a Demand Registration is reduced in accordance with Section 7.2(e) below, then such Registration shall be deemed not to be a Demand Registration solely for purposes of determining the number of Demand Registrations granted by this Section 7.2.

     (e) Priority on Demand Registrations. If in any underwritten Demand
         --------------------------------
Registration or Form S-3 Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration or Form S-3 not being underwritten, in the opinion of the holders of a majority of the Registrable Securities included therein), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration or Form S-3 Registration, as applicable, is inconsistent with that which can be sold in such offering without having a material effect on the success of the offering (including, without limitation, an impact on the selling price or the number of Registrable Securities that any participating Holder may sell), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or holders of Registrable Securities, as the case may be) can be sold without having a material adverse effect on the success of the offering as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration or Form S-3 Registration, as applicable, by the Holders (including the Demanding Holder(s)) pro rata based on the total number of shares of Common Stock then owned by such Holders, and (ii) second, any securities held by persons other than the Holders and requested to be included in such Demand Registration or Form S-3 Registration, as applicable.

     (f) Selection of Underwriters. If any Demand Registration or Form S-3
         -------------------------
Registration is an underwritten offering, the Company will (i) select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be of nationally recognized standing and reasonably acceptable to Demanding Holder(s) (or requesting holder(s), in the case of a Form S-3 Registration) holding a majority of the Registrable Securities requested to be included therein, and (ii) determine the terms under which such underwriting shall take place, which terms shall be reasonably acceptable to the Demanding Holder(s) (or requesting holder(s), in the case of a Form S-3 Registration).

     7.3. Registration Procedures. With respect to the Shelf Registration
          -----------------------
Statement or any Piggyback Registration, Demand Registration or Form S-3 Registration (generically, a "Registration"), the Company will, subject to Sections 7.1(c) and 7.2(e), as expeditiously as practicable:

     (a) within 90 days after mailing the applicable Notice, in the case of any Piggyback Registration, Demand Registration or S-3 Registration, or within 60 days after the closing date of the Company's initial Qualified IPO, in the case of the Shelf Registration Statement, prepare and file with the Commission, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will include in any Registration
         --------  -------
Statement on a form all information that the selling Holders shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective; provided
                                                                  --------
further that before filing a Registration Statement or prospectus related
-------
thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the Holders covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 7.3(k) below, if applicable;

     (c) notify the selling Holders and the managing underwriters, if any, promptly, and (if requested by any such person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by Section 7.3(n) below cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

     (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such

Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (f) furnish to each managing underwriter and, if requested by the holders of a majority of the Registrable Securities being sold, to each selling Holder, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

     (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the
                                                  --------  -------
Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

     (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (k) upon the occurrence of any event contemplated by Section 7.3(c)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

     (l) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

     (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement;

     (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to facilitate the disposition of such Registrable Securities as shall be reasonably necessary, and in connection therewith, (A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in Section 7.6 below with respect to all parties to be indemnified pursuant to said Section; (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with Section 7.3(c)(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and (F) make its employees and personnel (including senior executive officers of the Company) reasonably available and otherwise provide reasonable assistance to the underwriters (taking into account the requirements of the marketing process) of Registrable Securities in any underwritten offering, including participation in any road show related thereto. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     (o) make available for inspection during normal business hours by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any distribution pursuant to such Registration, and any attorney or accountant retained by the representative or underwriter, all financial and other records, and pertinent corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided,
                                                                       --------
however, that any records, information or documents that are designated by the
-------
Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

     (p) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to its security holders no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

     (q) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling Holders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request.

         The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7.3(c)(F), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus as contemplated by Section 7.3(k); or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the period during which the Registration Statement shall be maintained effective pursuant to this Agreement shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.3(c)(F) or the Advice.

         7.4. Restrictions on Public Sale.
              ---------------------------

         (a)  Public Sale by Stockholders and Holders. To the extent not
              ---------------------------------------
inconsistent with applicable law, (i) each Stockholder agrees not to effect any public sale or distribution of Shares, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 180-day period, with respect to Current Stockholders, or 90-day period, with respect to Series E Investors or other Holders with respect to the Shelf Registration Statement (or, in either case, such shorter period as may be consented to by the managing underwriter or underwriters, and the Company agrees to use its best efforts to cause any such consent granted by any underwriter to be made available to all other holders of Registrable Securities on a ratable basis) following a Qualified IPO, and (ii) each Holder whose Registrable Securities are included in a Registration Statement hereunder, if requested by the managing underwriter or underwriters for such Registration, agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the 90-day period (or such shorter period as may be consented to by such underwriter or underwriters, which consent, if granted, will be made available to all other holders of Registrable Securities on a ratable basis) following the effective date of a Registration Statement pursuant to such Piggyback Registration or Demand Registration (except as part of such Piggyback or Demand Registration).

         (b)  Public Sale by the Company. If requested by the managing
              --------------------------
underwriter or underwriters for any underwritten Registration, or by the holders of a majority of the Registrable Securities being registered in a Demand Registration that is not being underwritten or a Form S-3 Registration that is not being underwritten, (i) the Company will not effect any public sale or distribution of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) for its own account during the 15 business days prior to, and during the 90-day period (or, if such Demand Registration constitutes a Qualified IPO, 180 days) following the effective date of such Registration, and (ii) the Company will use its best efforts to cause each other holder of at least 150,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reverse splits and the like) (or securities convertible into or exchangeable for, or options to purchase, Common Stock) purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such Securities during the period described in Section 7.4(a)(i) above (except as part of such Registration, if otherwise permitted); provided, however, that
                                                       --------  -------
in the case of any employee or consultant who presently holds Common Stock (and/or securities convertible into, or exchangeable for, or options to purchase, Common Stock), the Company shall not be obligated to request that such person enter into an agreement contemplated by this Section 7.4(b)(ii) unless and until such person, after the date hereof, acquires from the Company additional Common Stock (or securities convertible into, or exchangeable for, or options to purchase, Common Stock) that result in such person becoming, or continuing to be, the holder of at least 150,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reverse splits and the like)(or securities convertible into, or exchangeable for, or options to purchase, Common Stock), in which case it shall be a condition of the Company's issuance of such additional Common Stock, securities or options of the Company that such person enter into such an agreement.

         (c)  Other Registrations. If the Company has previously filed a
              -------------------
Registration Statement with respect to Registrable Securities, and if such previous Registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Common Stock (or securities convertible into or exchangeable for, or options to purchase, Common Stock) under the Securities Act (except on Form S-4, Form S-8 or any similar successor forms), whether on its own behalf or at the request of any holder or holders of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), until a period of at least six months has elapsed from the effective date of such previous Registration; provided, however, that if the holders of 50% or more of the aggregate number of
--------  -------
Registrable Securities included in such previous Registration shall agree in writing, such period may be shortened by the Company but not to a period shorter than three months.

         7.5. Registration Expenses.
              ---------------------

         (a)  Generally. All expenses incident to the Company's performance of
              ---------
or compliance with this Article VII will be borne by the Company, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "Blue Sky," laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the NASDAQ National Market System and all other costs and expenses incurred by the Company in connection with any Registration hereunder; provided, however, that the Company shall not bear the costs and
           --------  -------
expenses of any selling Holder for underwriters' commissions, brokerage fees or transfer taxes, or, except as otherwise provided in Section 7.5(b) below, the fees and expenses of any counsel, accountants or other representative retained by any selling Holder.

         (b)  Counsel and Out-Of-Pocket Fees. Notwithstanding Section 7.5(a)
              ------------------------------
above, in connection with each Registration hereunder, the Company will reimburse the selling Holders for the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen by the holders of a majority of the Registrable Securities covered by the Registration.

         7.6. Indemnification.
              ---------------

         (a)  Indemnification by the Company. The Company agrees to indemnify,
              ------------------------------
to the full extent permitted by law, each Holder, its officers, directors and agents and each person who controls such Holder within the meaning of the Securities Act and the Exchange Act (each, an "Indemnified Holder"), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statement or omission is caused by any information with respect to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to Indemnified Holders; provided, however, that if pursuant to an underwritten
                        --------  -------
public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters.

         (b)  Indemnification by Holders of Registrable Securities. In
              ----------------------------------------------------
connection with any Registration, each Holder participating therein will furnish to the Company in writing such information with respect to the Holder as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary Prospectus, and agrees to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement, Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, and only to the extent, that such untrue statement or omission is caused by any information with respect to the Holder so furnished in writing by the Holder or its representative specifically for inclusion therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting commissions and expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such persons or entities so furnished in writing by such persons or entities or their representatives specifically for inclusion in any Registration Statement, Prospectus or preliminary Prospectus.

         (c)  Conduct of Indemnification Proceedings. Any person or entity
              --------------------------------------
entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however,
                                                            --------  -------
that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding
Section 7.6(a) or 7.6(b), as applicable, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         (d)  Contribution. If for any reason the indemnification provided for
              ------------
in the preceding Section 7.6(a) or 7.6(b), as applicable, is unavailable to an indemnified party as contemplated by such Section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that no
                                                --------  -------
selling Holder shall be required to contribute in an amount greater than the difference between the net proceeds received by the Holder with respect to the sale of Registrable Securities and all amounts already contributed by the Holder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by the Holder.

         7.7. Rule 144. The Company agrees that at all times after it has filed
              --------
a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144. At any reasonable time and upon request of a Stockholder, the Company will furnish such Stockholder and others with such information as may be necessary to enable the Stockholder to effect sales of Common Stock pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

         7.8. Participation in Underwritten Registrations. No Holder may
              -------------------------------------------
participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                                  ARTICLE VIII.

                                  MISCELLANEOUS
                                  -------------

         8.1. Legend. In addition to any legends required by federal or state
              ------
securities laws, the certificates representing the Shares shall bear the following legend:

         "The securities represented by this certificate are subject to certain restrictions on transfer, voting provisions, and other provisions set forth in an Amended and Restated Stockholders Agreement, as amended from time to time. A copy of such Agreement may be obtained from the Company upon request."

Each of the parties hereto agrees that it will not transfer any Shares without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel (including in-house or special counsel), in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America.

         8.2. Transferees; Additional Restriction on Transfer. Each transferee
              -----------------------------------------------
of Shares from a Stockholder or a subsequent transferee (including the transferee in a transfer from one Stockholder to another Stockholder) shall take such Shares subject to the same restrictions as existed in the hands of the transferor, including, without limitation, the restrictions imposed on Stockholders under Article II hereof, the restrictions imposed on a Proposed Seller under Article III hereof, the restrictions imposed on Stockholders other than Proposed Transferors under Article IV hereof, the restrictions on voting Shares under Article VI hereof and restrictions on the sale of Shares under
Section 7.4(a) hereof. No transferee of Shares from a Stockholder or a subsequent transferee, other than a transferee receiving Shares in a Permitted Transfer under clause (i) or (ii) of Section 1.7 or a transferee (together with its Related Parties) of shares representing at least 1,500,000 shares of Fully-Diluted Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, combinations and the like), shall be entitled to the benefits provided to Stockholders hereunder, including, without limitation, the rights of a

Remaining Stockholder under Article III hereof, the right of Proposed Transferors under Article IV hereof, and registration rights under Article VII hereof.

         8.3. Specific Performance, Etc. The Company and each Stockholder, in
              -------------------------
addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         8.4. Notices. All notices, requests, demands and other communications
              -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly received when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., FedEx); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent, if to the Company, to Tellium, Inc., 2 Crescent Place, P.O. Box 901, Oceanport, NJ 07757, Attn: Chief Executive Officer (telecopier: 732-923-9805), or if to the other parties at their addresses listed on Annex I attached hereto, or to such other place and with such other copies as any party may designate as to itself or himself by written notice to the others.

         8.5. Entire Agreement; Amendments and Waivers. This Agreement
              ----------------------------------------
constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, including, with limitation, the Existing Stockholders Agreement, which is hereby terminated effective as of the date hereof. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved in writing by the Company and the holders of sixty-six and two thirds percent (66-2/3%) of the Shares then outstanding (provided that if any amendment adversely affects the rights of a particular Stockholder when compared with its effect on the other Stockholders, the consent of such Stockholder shall be required for such amendment); provided, however, that this Agreement shall be
                                 --------  -------
automatically amended to include any Permitted Transferee of a Stockholder. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         8.6. Termination. If not terminated sooner pursuant to the terms
              -----------
hereof, Articles III, IV and V of this Agreement (regarding rights of first offer and tag-along rights, drag-along rights and co-investment rights, respectively) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation or other entity where, upon consummation of the merger, the holders of the Company's voting stock immediately prior to the merger will hold less than 50% of the voting stock of the surviving corporation immediately after the merger. If not terminated sooner pursuant to the terms hereof, Article VII of this Agreement (regarding registration rights) shall terminate and cease to be of any further force or effect upon the Company's merger with and into another corporation where, in connection with the merger, the Shares are exchanged exclusively for cash and/or shares of capital stock or other securities that are publicly traded on a national securities exchange or authorized for trading on the NASDAQ National Market System.

         8.7. Recapitalizations, Exchange, Etc. Affecting the Company's Stock.
              --------------------------------  -----------------------------
The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock of the Company that may be issued in respect of, in exchange for, or in substitution of the Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

         8.8. Waiver and Consent. With respect to the transactions contemplated
              ------------------
by the Series E Purchase Agreement, each of the Current Stockholders hereby waives all preemptive rights and any similar rights granted to such Current Stockholders by the Company pursuant to this Agreement, any predecessor agreement, any organizational document or otherwise and consents to such transactions.

         8.9. Multiple Counterparts. This Agreement may be executed in one or
              ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.10. Additional Signatories. Each purchaser of Preferred Stock of the
               ----------------------
Company under the Series E Purchase Agreement shall, upon execution and delivery of a counterpart to this Agreement, be entitled to all the rights of, and be subject to all of the obligations binding upon, a Stockholder hereunder, and all references to "Stockholder" herein shall be deemed to include any such party from the date of execution and delivery of a counterpart to this Agreement.

         8.11. Headings. The headings of the Articles and Sections herein are
               --------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         8.12. Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware, without regard to principles of conflict of laws.

         8.13. Construction. Differences in language as between similar
               ------------
provisions covering similar matters may reflect differences in style rather than a different substantive intent and should be construed accordingly.

         8.14. Expenses. Except as otherwise specified in this Agreement or
               --------
Section 10 of the Stock Purchase Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

         8.15. Invalidity. In the event that any one or more of the provisions
               ----------
contained in this Agreement or in any other document or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document or instrument

         8.16. Cumulative Remedies. All rights and remedies of either party
               -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                 (BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders Agreement as of the day and year first written above.

TELLIUM, INC.


By: /s/
   -----------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

TELCORDIA VENTURE CAPITAL CORPORATION


By: /s/
   -------------------------------
Name:
Title:

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

CISCO SYSTEMS, INC.


By:
   -------------------------------
Name:
Title:

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

ACCEL V L.P.
By:  Accel V Associates L.L.C.
Its General Partner


By: /s/
   -------------------------------
           Managing Member


ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND, L.P.

By: Accel Internet/Strategic Technology Fund
    Associates L.L.C.
    Its General Partner


By: /s/
   -------------------------------
           Managing Member


ACCEL KEIRETSU V L.P.
By:  Accel Keiretsu V. Associates L.L.C.
     Its General Partner


By: /s/
   -------------------------------
           Managing Member


ACCEL INVESTORS `96 L.P.


By: /s/
   -------------------------------
           General Partner

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

ELLMORE C. PATTERSON PARTNERS


By: /s/
   -------------------------------
           General Partner

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

BLUE ROCK CAPITAL, L.P.

By: Blue Rock Partners, L.P., its General Partner
By: Blue Rock, Inc., its General Partner


By: /s/
   -------------------------------
Name:
Title:

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

LUCENT TECHNOLOGIES INC.


By:
   -------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

OAK INVESTMENT PARTNERS VII LIMITED PARTNERSHIP

By:      Oak Associates VII, LLC,
         Its General Partner


By: /s/
   -------------------------------
Name:    Edward F. Glassmeyer
Title:   Managing Member


OAK VII AFFILIATES FUND,
LIMITED PARTNERSHIP

By:      Oak VII Affiliates, LLC
         Its General Partner


By: /s/
   -------------------------------
Name:    Edward F. Glassmeyer
Title:   Managing Member

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

PEQUOT PRIVATE EQUITY FUND II, L.P.

By:      Pequot Capital Management, Inc.,
         Investment Manager


By: /s/
   ------------------------------
Name: David J. Malat
Title: Chief Financial Officer

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

WORLDVIEW TECHNOLOGY PARTNERS I, L.P.
By:      Worldview Capital I, L.P.,
         its General Partner

By:      Worldview Equity I, L.L.C.,
         its General Partner


By:
   ------------------------------
         Member

WORLDVIEW TECHNOLOGY INTERNATIONAL I, L.P.
By:      Worldview Capital I, L.P., its General Partner
By:      Worldview Equity I, L.L.C., its General Partner


By:
   ------------------------------
         Member


WORLDVIEW STRATEGIC PARTNERS I, L.P.
By:  Worldview Capital I, L.P., its General Partner
By:  Worldview Equity I, L.LC., its General Partner


By:
   ------------------------------
         Member

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

THOMAS WEISEL CAPITAL PARTNERS, L.P.
By: Thomas Weisel Capital Partners LLC, its general partner


By: /s/
   ------------------------------
Name:    William Bunting
Title:   Authorized Signatory


TWP CEO FOUNDERS' CIRCLE (AI), L.P.
By: Thomas Weisel Capital Partners LLC, its general partner


By: /s/
   ------------------------------
Name:    William Bunting
Title:   Authorized Signatory


TWP CEO FOUNDERS' CIRCLE (QP), L.P.
By: Thomas Weisel Capital Partners LLC, its general partner


By: /s/
   ------------------------------
Name:    William Bunting
Title:   Authorized Signatory


THOMAS WEISEL PARTNERS GROUP LLC


By: /s/
   ------------------------------
Name:    William Bunting
Title:   Authorized Signatory

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

THOMAS WEISEL CAPITAL PARTNERS
EMPLOYEE FUND, L.P.


By: /s/
   ------------------------------
Name:      William Bunting
Title:     Authorized Signatory


TWP 2000 CO-INVESTMENT FUND, L.P.
By: Thomas Weisel Capital Partners LLC, its general partner


By: /s/
   ------------------------------
Name:      Marianne Winkler
Title:     Authorized Signatory


TWP TELLIUM INVESTORS


By: /s/
   ------------------------------
Name:      David Baylor
Title:     Authorized Signatory


THOMAS WEISEL CAPITAL PARTNERS (DUTCH), L.P.
By: Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:      Marianne Winkler
Title:     Authorized Signatory


THOMAS WEISEL CAPITAL PARTNERS (DUTCH II), L.P.
By: Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:      Marianne Winkler
Title:     Authorized Signatory

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

RB INVESTMENT PARTNERS II, LLC


By: /s/
   ------------------------------
Name:
Title:

/s/
---------------------------------
JOHN WALLACE

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

SJJ LLC

By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

COMDISCO, INC.


By:
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

ACAPPELLA VENTURES, LLC


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

AIM EQUITY FUNDS, on behalf
of its portfolio, AIM EMERGING GROWTH FUND


By: /s/
   -------------------------------
Name:
Title:


AIM GROWTH SERIES, on behalf of
its portfolio, AIM SMALL CAP GROWTH FUND


By: /s/
   ------------------------------
Name:
Title:


AIM SPECIAL OPPORTUNITIES, on behalf
of its portfolio, AIM SMALL CAP OPPORTUNITIES FUND


By: /s/
   ------------------------------
Name:
Title:


AIM SPECIAL OPPORTUNITIES, on behalf
of its portfolio, AIM MID CAP OPPORTUNITIES FUND


By: /s/
   ------------------------------
Name:
Title:

AIM SPECIAL OPPORTUNITIES, on behalf
of its portfolio, AIM LARGE CAP OPPORTUNITIES FUND


By: /s/
   ------------------------------
Name:
Title

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

ALLIANCE TECHNOLOGY PARTNERS, L.P.
By:  Alliance Capital Global Derivatives Corporation,
         General Partner


By: /s/
   ------------------------------
            Secretary


ACM TECHNOLOGY HEDGE FUND
By:  Alliance Capital Management L.P.,
         its Investment Adviser


By: /s/
   ------------------------------
            Authorized Officer


ACM STRATEGIC INVESTMENTS - TECHNOLOGY PORTFOLIO
By:  Alliance Capital Management L.P.,
         its Investment Adviser


By: /s/
   ------------------------------
            Authorized Person

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

WORLD TECHNOLGOIES PORTFOLIO, a series of WORLD TRUST


By: /s/
   ------------------------------
Name:  Frederick C. Quirsfeld
Title: Vice President, World Trust


EQUITY PORTFOLIO, a series of IDS LIFE SERIES FUND, INC.


By: /s/
   ------------------------------
Name:  Frederick C. Quirsfeld
Title: Vice President, IDS Life Series Fund, Inc.


AXP STRATEGY AGGRESSIVE FUND, a series of AXP STRATEGY SERIES, INC.


By: /s/
   ------------------------------
Name:  Frederick C. Quirsfeld
Title: Vice President, AXP Strategy Series, Inc.


AXP VARIABLE PORTFOLIO - STRATEGY AGGRESSIIVE FUND, a series of AXP VARIABLE PORTFOLIO INVESTMENT SERIES, INC.


By: /s/
   ------------------------------
Name:  Frederick C. Quirsfeld
Title: Vice President, AXP Variable Portfolio Investment Series, Inc.

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

AMERINDO TECHNOLOGY GROWTH FUND II, INC.


By: /s/
   ------------------------------
Name:    Gary Tanaka
Title:   Director


AMERINDO INTERNET FUND PLC


By: /s/
   ------------------------------
Name:    Gary Tanaka
Title:   Manager

eMERGING TECHNOLOGY PORTFOLIO


By: /s/
   ------------------------------
Name:    Gary Tanaka
Title:   Attorney-in-fact

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

BROADBAND HOLDINGS (BVI) LIMITED


By: /s/
   ------------------------------
Name:    Edwin J. Wang
Title:   Authorized Signatory

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

CORNING INCORPORATED


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

FIDELITY SELECT PORTFOLIOS:
COMPUTER PORTFOLIO

By: /s/
   ------------------------------
Name:
Title:


FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR TECHNOLOGY FUND

By: /s/
   ------------------------------
Name:
Title:


FIDELITY SMALL CAP AMERICA FUND

By: /s/
   ------------------------------
Name:
Title:


FIDELITY FOCUS TECHNOLOGY FUND

By: /s/
   ------------------------------
Name:
Title:


FIDELITY MT. VERNON STREET TRUST:
FIDELITY AGGRESSIVE GROWTH FUND

By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

FIDELITY HASTINGS STREET TRUST:
FIDELITY FUND

By: /s/
   ------------------------------
Name:
Title:


FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR VALUE STRATEGIES FUND

By: /s/
   ------------------------------
Name:
Title:


FIDELITY SELECT PORTFOLIOS:
TECHNOLOGY PORTFOLIO

By: /s/
   ------------------------------
Name:
Title:


PENSION RESERVES INVESTMENT MANAGEMENT BOARD
BY:  FIDELITY MANAGEMENT TRUST COMPANY,
AS INVESTMENT MANAGER, UNDER POWER OF ATTORNEY

By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

GOLDMAN, SACHS & CO.


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

INVESCO TECHNOLOGY FUND


By: /s/
   ------------------------------
Name:
Title:

INVESCO TELECOMMUNICATIONS FUND


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

MUNDER NETNET FUND, a series of The Munder Funds, Inc.


By: /s/
   -----------------------------------
Name:  Stephen J. Shenkenberg
Title:  Vice President and Secretary

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

OPPENHEIMER VARIABLE ACCOUNT FUNDS
FOR THE ACCOUNT OF OPPENHEIMER
AGGRESSIVE GROWTH FUND


By: /s/
   ------------------------------
Name:
Title:

OPPENHEIMER MIDCAP FUND


By: /s/
   ------------------------------
Name:
Title:


OPPENHEIMER EMERGING TECHNOLOGIES FUND


By: /s/
   ------------------------------
Name:
Title:


OPPENHEIMER ENTERPRISE FUND


By: /s/
   ------------------------------
Name:
Title:

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

PALANTIR PARTNERS LP


By: /s/
   ------------------------------
Name:
Title:


PALANTIR INVESTMENTS LDC


By: /s/
   ------------------------------
Name:
Title:

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

PEQUOT TECHNOLOGY PERENNIAL FUND, L.P.

By: Pequot Capital Management, Inc.
    its Investment Manager

By: /s/
   ------------------------------------
Name:   Kevin E. O'Brien
Title:  General Counsel


PEQUOT ENDOWMENT FUND, L.P.

By:     Pequot Capital Management, Inc.
        its Investment Manager

By: /s/
   ------------------------------------
Name:   Kevin E. O'Brien
Title:  General Counsel

                         Counterpart Signature Page to
     Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

ROTHCHILD TECHNOLOGY PARTNERS, LP


By: /s/
   ------------------------------
Name:    Mark J. McCall
Title:   Managing Director

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

THE PAISLEY FUND, L.P.

By: /s/
   ------------------------------
Name:
Title:


THE PAISLEY PACIFIC FUND, L.P.

By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

TAILWIND INVESTMENT PARTNERS (QP), L.P.
By:  Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:
Title:


TAILWIND INVESTMENT PARTNERS (AI), L.P.
By:  Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:
Title:


TAILWIND INVESTMENT PARTNERS INTERNATIONAL, L.P.
By:  Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:
Title:


TAILWIND INVESTMENT PARTNERS EMPLOYEE FUND, L.P.
By:  Thomas Weisel Capital Partners LLC, its general partner

By: /s/
   ------------------------------
Name:
Title:


THOMAS WEISEL PARTNERS


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

VAN WAGONER FUNDS


By: /s/
   ------------------------------
Name:
Title:


VAN WAGONER CAPITAL PARTNERS, L.P.


By: /s/
   ------------------------------
Name:
Title:


VAN WAGONER CROSSOVER FUND, LP


By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

QUISSET PARTNERS, L.P.
by Wellington Management Company, LLP,
Its Investment Advisor


By: /s/
   ------------------------------
Name:    Peter L. Curry
Title:   Vice President


QUISSET INVESTORS (BERMUDA) L.P.
by Wellington Management Company, LLP,
Its Investment Advisor


By: /s/
   ------------------------------
Name:    Peter L. Curry
Title:   Vice President


RAYTHEON MASTER PENSION TRUST,
by Wellington Management Company, LLP,
Its Investment Advisor


By: /s/
   ------------------------------
Name:    Peter L. Curry
Title:   Vice President

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

WIT SOUNDVIEW PHOTONICS FUND 2000, LLC

By: /s/
   ------------------------------
Name:
Title:


WIT SOUNDVIEW FUND 2000, LLC

By: /s/
   ------------------------------
Name:
Title:

                          Counterpart Signature Page to
      Amended and Restated Stockholders' Agreement dated September __, 2000 by and among Tellium, Inc. and the parties named therein

SUAIMHNEAS LLC

By: /s/
   ------------------------------
Name: Michael M. Connors
Title:   Manager